Exhibit 99
NEWS RELEASE

February 16, 2012

For Release:	Immediately
Contact:	Investors:	Stacey A. Renner, (845) 486-5730
	News Media:	Denise D. VanBuren, (845) 471-8323

CH Energy Group’s Earnings Strong After Eventful Year

(Poughkeepsie, NY) CH Energy Group, Inc. (NYSE:CHG), holding company parent of Central Hudson Gas & Electric Corporation, today reported 2011 earnings of $2.97 per share, up 53 cents per share from the $2.44 earned in 2010 when earnings had been impacted by a significant charge related to the impairment of non-utility assets.

“2011 was as an eventful year, during which our company was able to rise to critical operating challenges while also positioning itself for the future. Not only did Central Hudson respond exceptionally well to the stormiest conditions it ever faced, but CH Energy Group completed its transition in strategic direction by divesting four renewable energy projects,” said Chairman of the Board, President and C.E.O. Steven V. Lant. “We ended 2011 as a company with stronger earnings, a higher dividend and a lower risk profile. Our strategic decision to refocus on our core energy delivery businesses has proven out.”

Lant noted that earnings per share for 2011 would have been 31 cents per share higher but for the estimated cumulative impact of several weather events, including Tropical Storm Irene and an unusual October snowstorm. Results were bolstered in 2011 by 10 cents per share worth of incentives earned by Central Hudson for its strong performance in delivering energy efficiency programs to customers and by proactive cost management throughout the year. Additionally, proceeds from divestitures funded a substantial share repurchase that elevated earnings per share by 9 cents, with an additional 11 cents per share anticipated to occur in 2012, he said.

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“When annual results are adjusted to eliminate the impacts of significant events that caused earnings to vary from expected levels during the last two years, 2011’s earnings are $3.15 per share -- 37 cents higher than the similarly normalized results of 2010,” he explained.

CH Energy Group released the following results by business unit:

Central Hudson Gas & Electric Corporation

Central Hudson posted 2011 earnings of $2.88 per share, as compared to $2.86 per share during 2010; when adjusted for the type of significant items discussed above, earnings were 26 cents per share higher.  The single largest driver was 42 cents per share of additional revenue that resulted from mid-year delivery rate increases; this revenue was needed to pay for higher expenses, including property taxes and depreciation, which increased over the prior year by 12 and 11 cents per share, respectively.

“It’s important to recognize that our current regulatory agreement allows us to continue to invest in our utility infrastructure to benefit our customers while producing sustainable earnings growth as our investment base expands,” Lant said. “Central Hudson now represents 93 percent of our total assets. It has a solid foundation and a promising future.”

Griffith Energy Services

Griffith Energy Services posted earnings of 10 cents per share during 2011, as compared to 11 cents per share during 2010. Lant said the fuel oil subsidiary experienced improved margins last year but noted that those higher margins were not enough to offset contractions in volume due to customer conservation brought on by the unusual combination of the continued weak economy and higher wholesale oil prices.

“We anticipate that we will see improved results going forward as a result of acquisitions that closed in the fourth quarter of 2011,” Lant said.

Other Businesses and Investments

CH Energy Group’s other businesses and investments reduced earnings by 1 cent per share during 2011, a 52-cent improvement as compared 2010, when a loss of 53 cents per share was posted.

“Once we made the decision to exit renewable energy, we moved quickly and decisively to divest assets that had the highest potential value. The divestiture process is now essentially complete,” Lant said. “The remaining renewable energy investments are not expected to have a material impact on the financial condition of CH Energy Group in the future.”

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About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly an energy delivery company headquartered in Poughkeepsie, NY. Regulated transmission and distribution subsidiary Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 75,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies petroleum products and related services to approximately 56,000 customers in the Mid Atlantic Region.

CH Energy Group's mission is to provide electricity, natural gas, petroleum and related services to an expanding customer base in a safe, reliable, courteous and affordable manner; to produce growing financial returns for shareholders; to foster a culture that encourages employees to reach their full potential; and to be a good corporate citizen.

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Conference Call:  Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, Feb. 16, 2012. Dial-in: 1-800-230-1093; Conference Name “CH Energy Group.” Supplemental materials will be posted to the Company’s Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation.  A digitized replay of the call will be available from 4:30 p.m. eastern time on Feb. 16, 2012, until 11:59 p.m. on Mar. 16, 2012, by dialing 1-800-475-6701 and entering access code number 234877. In addition, the call will be webcast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company’s Web site at www.CHEnergyGroup.com.

Forward-Looking Statements –
Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group’s and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

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CH ENERGY GROUP, INC.
CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2011(1)	2010(2)
ASSETS	(Thousands of Dollars)

UTILITY PLANT
Utility Plant	$1,461,344	$1,397,874
Less: Accumulated depreciation	388,784	395,776

	1,072,560	1,002,098
Construction work in progress	58,847	52,607

Net Utility Plant	1,131,407	1,054,705

OTHER PROPERTY AND PLANT - NET	10,187	68,313

CURRENT ASSETS
Cash and cash equivalents	15,281	29,420
Accounts receivable from customers - net	90,937	99,402
Fuel, materials and supplies	25,114	25,447
Fair value of derivative instruments	349	146
Regulatory assets	49,526	89,905
Special deposits and prepayments	22,227	25,671
Accumulated deferred income tax	5,895	-
Other	24,811	24,239

	234,140	294,230

DEFERRED CHARGES AND OTHER ASSETS	354,378	312,027

TOTAL	$1,730,112	$1,729,275

CAPITALIZATION and LIABILITIES

CAPITALIZATION
Common Shareholders' Equity(3)	$502,248	$537,632
Non-controlling interest	-	172
Cumulative Preferred Stock
Not subject to mandatory redemption	21,027	21,027
Long-term debt	446,003	502,959

	969,278	1,061,790

CURRENT LIABILITIES
Current maturities of long-term debt	37,006	941
Notes payable	6,500	-
Accounts payable	43,904	57,059
Accrued interest	6,333	6,398
Dividends payable	8,511	8,774
Customer advances and deposits	29,174	27,036
Regulatory liabilities	11,161	18,596
Fair value of derivative instruments	19,791	13,183
Accumulated deferred income tax	-	9,634
Other	36,060	32,507

	198,440	174,128

DEFERRED CREDITS AND OTHER LIABILITIES	327,234	300,918

ACCUMULATED DEFERRED INCOME TAX	235,160	192,439

TOTAL	$1,730,112	$1,729,275

(1)	Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2011.

(2)	Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2010.

(3)	Shares outstanding at December 31, 2011 = 14,894,964. Shares outstanding at December 31, 2010 = 15,799,262.

CH ENERGY GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31,
	2011	2010	2009
	(In Thousands, except per share amounts)
Operating Revenues
Electric	$538,548	$563,139	$536,170
Natural Gas	161,974	156,795	174,137
Competitive business subsidiaries:
Petroleum products	266,066	220,518	193,288
Other	18,932	19,656	17,962
Total Operating Revenues	985,520	960,108	921,557

Operating Expenses
Operation:
Purchased electricity and fuel used in electric generation	206,160	246,116	261,003
Purchased natural gas	76,778	75,189	107,221
Purchased petroleum	228,156	182,753	151,411
Other expenses of operation - regulated activities	238,557	224,955	194,383
Other expenses of operation - competitive business subsidiaries	47,474	45,429	49,771
Impairment on long-lived assets	-	2,116	-
Depreciation and amortization	40,055	38,275	36,582
Taxes, other than income tax	48,751	45,972	39,601
Total Operating Expenses	885,931	860,805	839,972

Operating Income	99,589	99,303	81,585

Other Income and Deductions
Income (loss) from unconsolidated affiliates	735	(318)	228
Interest on regulatory assets and other interest income	5,777	5,475	5,789
Impairment of investments	(3,582)	(11,408)	(1,299)
Regulatory adjustments for interest costs	1,351	(1,105)	(1,366)
Business development costs	(1,222)	(1,809)	(2,012)
Other - net	(493)	(1,509)	(1,263)
Total Other Income (Deductions)	2,566	(10,674)	77

Interest Charges
Interest on long-term debt	26,520	22,973	20,999
Penalty for early retirement of debt	2,982	-	-
Interest on regulatory liabilities and other interest	5,656	6,112	4,797
Total Interest Charges	35,158	29,085	25,796

Income before income taxes, non-controlling interest and preferred dividends of subsidiary	66,997	59,544	55,866

Income taxes	23,813	19,214	22,269

Net Income from Continuing Operations	43,184	40,330	33,597

Discontinued Operations
Income (loss) from discontinued operations before tax	1,660	(2,333)	5,026
Gain (loss) from sale of discontinued operations	(457)	-	10,767
Income tax (benefit) expense from discontinued operations	(1,923)	(1,205)	5,112
Net Income (loss) from Discontinued Operations	3,126	(1,128)	10,681

Net Income	46,310	39,202	44,278

Net Income (loss) attributable to non-controlling interest:
Non-controlling interest in subsidiary	-	(272)	(176)
Dividends declared on Preferred Stock of subsidiary	970	970	970

Net Income Attributable to CH Energy Group	45,340	38,504	43,484

Dividends declared on Common Stock	33,291	34,161	34,119

Change in Retained Earnings	$12,049	$4,343	$9,365

Average number of common stock shares outstanding
Basic	15,278	15,785	15,775
Diluted	15,481	15,952	15,881

Income from continuing operations attributable to CH Energy Group common shareholders
Earnings per share - Basic	$2.77	$2.51	$2.08
Earnings per share - Diluted	$2.73	$2.48	$2.07

Income (loss) from discontinued operations attributable to CH Energy Group common shareholders
Earnings per share - Basic	$0.20	$(0.07)	$0.68
Earnings per share - Diluted	$0.20	$(0.07)	$0.67

Amounts attributable to CH Energy Group common shareholders:
Earnings per share - Basic	$2.97	$2.44	$2.76
Earnings per share - Diluted	$2.93	$2.41	$2.74

Dividends Declared Per Share	$2.19	$2.16	$2.16

CH ENERGY GROUP, INC.
EARNINGS PER  SHARE BY SEGMENT

The table below presents the change in earnings of CH Energy Group’s business units in terms of earnings for each share of CH Energy Group’s Common Stock.  Management believes this presentation is useful because it shows the relative contribution of the various business units to CH Energy Group's earnings.  Additionally, Management believes that the disclosure of Significant Events within each business unit provides investors with the context around CH Energy Group's results that is important in enabling them to ascertain the likelihood that past performance is indicative of future performance.

Consolidated CH Energy Group	Year Ended		Three Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Central Hudson - Electric	$2.22	$2.10	$0.68	$0.40
Central Hudson - Natural Gas	0.66	0.76	0.20	0.20

Griffith	0.10	0.11	0.07	0.10

Other Businesses and Investments	(0.01)	(0.53)	-	(0.10)

Consolidated Earnings per Share (basic), as reported	$2.97	$2.44	$0.95	$0.60

Significant Events:
Central Hudson	$(0.12)	$0.12	$-	$-
Griffith	-	(0.02)	(0.03)	-
Other Businesses and Investments	(0.06)	(0.44)	(0.03)	(0.05)

Total Significant Events	$(0.18)	$(0.34)	$(0.06)	$(0.05)

CH Energy Group Consolidated Adjusted Earnings Per Share (non-GAAP)
Central Hudson	$3.00	$2.74	$0.88	$0.60
Griffith	0.10	0.13	0.10	0.10
Other Businesses and Investments	0.05	(0.09)	0.03	(0.05)

Total CH Energy Group Consolidated Adjusted Earnings Per Share (non-GAAP)	$3.15	$2.78	$1.01	$0.65

Consolidated Earnings per Share (diluted), as reported	$2.93	$2.41	$0.94	$0.60

The information above is considered a non-GAAP financial measure.  This information is not an alternative to earnings per share determined on a consolidated basis, which is the most directly comparable GAAP measure.  A reconciliation of each business unit's earnings per share to CH Energy Group's earnings per share, determined on a consolidated basis, is included in the table above.